UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 29549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2003

J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-84903-1 (Commission File Number)	13-3983670 (IRS Employer Identification No.)

4508 IDS Center
Minneapolis, MN 55402
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (612) 332-2335

N/A
(Former name or former address, if changed since last report.)

ITEM 7.  Financial Statements, Financial Information and Exhibits

Exhibits

99.1	Press release dated August 6, 2003 – J.L. French Automotive Castings, Inc. Announces Second Quarter Results, furnished in accordance with Item 12 of this Current Report on Form 8-K

ITEM 12.  Disclosure of Results of Operation and Financial Condition

On August 6, 2003, J.L. French Automotive Castings, Inc. announced its earnings for the second quarter of the 2003 fiscal year. A copy of the press release dated August 6, 2003, describing second quarter earnings is attached as Exhibit 99.1.

This Press Release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Pursuant to the requirements of Regulation G, the company has provided quantitative reconciliations within the Press Release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The company’s management frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons as well as comparisons to the performance of peer companies.

The non-GAAP information presented in the Press Release should be considered in addition to, and not as a substitute for, reported earnings prepared in accordance with GAAP.

This information contained in Item 12 of Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that Section. In addition, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2003	J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

	By:	/s/ Anthony A. Barone

	Name: Title:	Anthony A. Barone Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by the Registrant on August 6, 2003, filed solely for purposes of incorporation by reference into Item 12.